UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2018

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On July 23, 2018, JPMorgan Chase & Co. closed public offerings of (i) $2,250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2024, $2,250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2029 and $1,000,000,000 aggregate principal amount of Floating Rate Notes due 2024, (ii) an additional $250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2029 and (iii) an additional $250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2024 (collectively, the “Notes”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-209681), as amended. In connection with this offering, the legal opinions as to the legality of the Notes are being filed as Exhibits 5.1, 5.2 and 5.3 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the $2,250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2024, $2,250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2029 and $1,000,000,000 aggregate principal amount of Floating Rate Notes due 2024

5.2	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the additional $250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2029

5.3	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the additional $250,000,000 aggregate principal amount of Fixed-to-Floating Rate Notes due 2024

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibits 5.1, 5.2 and 5.3)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Jordan A. Costa
Name:	Jordan A. Costa
Title:	Managing Director

Dated: July 23, 2018